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                                  EXHIBIT 21

                                 SUBSIDIARIES
                                 ------------

The Sandwich Co-operative Bank     100% owned by the Company, Incorporated under
                                   the laws of the Commonwealth of
                                   Massachusetts.

The Sextant Corporation            100% owned by the Bank, Incorporated under
                                   the laws of the Commonwealth of
                                   Massachusetts.

Sandwich Securities Corporation    100% owned by the Bank, Incorporated under
                                   the laws of the Commonwealth of
                                   Massachusetts.

Sextant Securities Corporation     100% owned by the Bank, Incorporated under
                                   the laws of the Commonwealth of
                                   Massachusetts.